Exhibit 99.3
CITIZENS COMMUNITY BANCORP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of Citizens Community Bancorp, Inc. ("the Company") and F. & M. Bancorp of Tomah, Inc. and Subsidiary ("Tomah") are based on assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on June 30, 2019. The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2018 is presented as if the acquisition had occurred October 1, 2017. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2019 is presented as if the acquisition had occurred January 1, 2019. The consolidated historical financial information of Citizens Community Bancorp, Inc. has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. The pro forma condensed combined financial information is not necessarily indicative of what would have occurred had the acquisition taken place on the indicated dates.

The unaudited pro forma condensed combined financial information shows the impact of the acquisition on the condensed combined balance sheets and the condensed combined statement of operations under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Citizens Community Bancorp, Inc. treated as the acquirer. Under this method of accounting, the assets and liabilities of F. & M. Bancorp of Tomah, Inc. and Subsidiary are recorded by Citizens Community Bancorp, Inc. at their estimated fair market values as of the date the acquisition was completed. The unaudited pro forma adjustments have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial information of F. & M. Bancorp of Tomah, Inc. and Subsidiary to conform to the presentation of Citizens Community Bancorp, Inc.’s consolidated financial information.

The unaudited pro forma condensed financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Citizens Community Bancorp, Inc.

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition by Citizens Community Bancorp, Inc. of F. & M. Bancorp of Tomah, Inc. and Subsidiary using the acquisition method of accounting, assuming the acquisition was consummated on June 30, 2019.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT
June 30, 2019
(in thousands)

	Citizens Community Bancorp, Inc.	F. & M. Bancorp of Tomah, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$47,008	$15,758	$(24,758)	(1)	$38,008
Other interest bearing deposits	5,980	992	—		6,972
Securities available for sale "AFS"	154,760	37,346	—		192,106
Securities held to maturity "HTM"	3,828	—	—		3,828
Equity securities	12,720	2,393	—		15,113
Loans receivable	1,019,957	130,294	(4,064)	(3)	1,146,187
Allowance for loan losses	(8,759)	(3,047)	3,047	(4)	(8,759)
Loans receivable, net	1,011,198	127,247	(1,017)		1,137,428
Loans held for sale	2,475	—	—		2,475
Mortgage servicing rights assets	4,319	—	—		4,319
Office properties and equipment, net	15,287	1,833	822	(5)	17,942
Accrued interest receivable	4,452	693	—		5,145
Intangible assets	6,828	—	1,582	(6)	8,410
Goodwill	31,474	—	956	(9)	32,430
Foreclosed and repossessed assets, net	1,387	—	—		1,387
Bank owned life insurance ("BOLI")	18,022	4,719	—		22,741
Escrow merger settlement proceeds	20,555	—	—		20,555
Other assets	8,127	1,301	316	(10)	9,744
TOTAL ASSETS	$1,348,420	$192,282	$(22,099)		$1,518,603

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,015,459	$148,472	$165	(7)	$1,164,096
Federal Home Loan Bank advances	135,844	18,030	92	(8)	153,966
Other borrowings	44,551	2,000	—		46,551
Other liabilities	9,324	917	—		10,241
Total liabilities	1,205,178	169,419	257		1,374,854
Stockholders’ equity:
Common stock	110	95	(95)	(2)	110
Treasury stock	—	(7,412)	7,412	(2)	—
Additional paid-in capital	125,822	2,557	(2,050)	(2)	126,329
Retained earnings	18,114	27,453	(27,453)	(2)	18,114
Unearned deferred compensation	(757)	—	—		(757)
Accumulated other comprehensive (loss)/income	(47)	170	(170)	(2)	(47)
Total stockholders’ equity	143,242	22,863	(22,356)		143,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,348,420	$192,282	$(22,099)		$1,518,603

The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Citizens Community Bancorp, Inc. of F. & M. Bancorp of Tomah, Inc. using the acquisition method of accounting, assuming the acquisition was consummated on October 1, 2017.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Twelve Months Ended September 30, 2018
(in thousands, except per share data)

	Citizens Community Bancorp, Inc. Twelve Months Ended 9/30/2018	F. & M. Bancorp of Tomah, Inc. Twelve Months Ended 9/30/2018	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$35,539	$6,483	$131	(11)	$42,153
Interest on investments	3,357	1,171	—		4,528
Total interest and dividend income	38,896	7,654	131		46,681
Interest expense:
Interest on deposits	5,543	915	(160)	(12)	6,298
Interest on FHLB borrowed funds	1,310	413	(42)	(13)	1,681
Interest on other borrowed funds	1,740	71	945	(14)	2,756
Total interest expense	8,593	1,399	743		10,735
Net interest income before provision for loan losses	30,303	6,255	(612)		35,946
Provision for loan losses	1,300	—	—		1,300
Net interest income after provision for loan losses	29,003	6,255	(612)		34,646
Non-interest income	7,370	844	—		8,214
Non-interest expense	29,764	5,337	282	(15) (16)	35,383
Income before provision for income tax	6,609	1,762	(894)		7,477
Provision for income taxes	2,326	568	(315)	(17)	2,579
Net income attributable to common stockholders	$4,283	$1,194	$(579)		$4,898

Per share information:
Basic earnings	$0.72				$0.79
Diluted earnings	$0.58				$0.64
Cash dividends paid	$0.20				$0.20
Book value per share at end of period	$12.45				$12.17

The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Citizens Community Bancorp, Inc. of F. & M. Bancorp of Tomah, Inc. using the acquisition method of accounting, assuming the acquisition was consummated on January 1, 2019.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Six Months Ended June 30, 2019
(in thousands, except per share data)

	Citizens Community Bancorp, Inc. Six Months Ended 6/30/2019	F. & M. Bancorp of Tomah, Inc. Six Months Ended 6/30/2019	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$25,390	$3,182	$65	(18)	$28,637
Interest on investments	2,664	664	—		3,328
Total interest and dividend income	28,054	3,846	65		31,965
Interest expense:
Interest on deposits	5,519	547	(84)	(19)	5,982
Interest on FHLB borrowed funds	1,574	210	(25)	(20)	1,759
Interest on other borrowed funds	816	39	473	(21)	1,328
Total interest expense	7,909	796	364		9,069
Net interest income before provision for loan losses	20,145	3,050	(299)		22,896
Provision for loan losses	1,550	175	—		1,725
Net interest income after provision for loan losses	18,595	2,875	(299)		21,171
Non-interest income	7,570	1,867	—		9,437
Non-interest expense	19,283	3,315	141	(22) (23)	22,739
Income before provision for income tax	6,882	1,427	(440)		7,869
Provision for income taxes	1,822	420	(119)	(24)	2,123
Net income attributable to common stockholders	$5,060	$1,007	$(321)		$5,746

Per share information:
Basic earnings	$0.46				$0.51
Diluted earnings	$0.46				$0.51
Cash dividends paid	$0.20				$0.20
Book value per share at end of period	$13.04				$12.75

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of F. & M. Bancorp of Tomah, Inc. ("Tomah") at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill, while changes to assets and liabilities may impact the statement of operations due to adjustments in the amortization and/or depreciation of the adjusted assets and liabilities. Explanations for specific purchase accounting adjustments are as follows:

(1)	Adjustment to record cash purchase price consideration and estimated merger expense of $24,758

(2)
Elimination of all equity accounts of Tomah; Common stock ($95), Treasury Stock $7,412, Additional paid-in capital ($2,557), and Retained earnings ($27,453), Accumulated other comprehensive income ($170), respectively and estimated capital issued of $507.

(3)
Estimated fair value adjustment on the loan portfolio, resulting in an estimated discount of $4,064, estimated at 3.15% of total loans. The discount consists of $814 on performing loans, and $3,250 on purchased credit impaired loans.

(4)	Reversal of Tomah’s allowance for loan losses of $3,047 in accordance with acquisition method of accounting for the acquisition.

(5)	Estimated fair value adjustment on acquired office properties of $822, based on current appraisals or property analyses.

(6)	Adjustment to record fair value of estimated core deposit intangible of $1,582.

(7)	Estimated fair value adjustment of Tomah’s time deposits of $165.

(8)	Estimated fair value adjustment to FHLB advances of $92.

(9)	Adjustment to record estimated goodwill of $956 created by the merger, based on the purchase price allocation to the fair value of assets acquired and liabilities assumed as follows:

Purchase Price:
Costs to acquire F. & M. Bancorp of Tomah, Inc.:
Cash paid by buyer	$24,758
Total consideration paid for F. & M. Bancorp of Tomah, Inc.	$24,758

The Company has preformed a preliminary valuation analysis of the fair market value of Tomah's assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of June 30, 2019:

Fair value of assets acquired:
Cash and cash equivalents	$15,758
Other interest bearing deposits	992
Securities available for sale "AFS"	37,346
Equity securities	2,393
Loans receivable, net	126,230
Office properties and equipment, net	2,655
Intangible assets	1,582
Cash value of life insurance	4,719
Other assets	2,310
Total assets	$193,985

Fair value of liabilities assumed:
Deposits	148,637
Other borrowings	20,122
Other liabilities	917
Stock issued	507
Total liabilities	$170,183
Net assets acquired	$23,802
Preliminary pro forma goodwill	$956

(10)	Adjustment to record the tax impact of purchase accounting adjustments estimated at $316 at a 27% tax rate.

(11)	12 month adjustment to record accretion of loan discount ($814) on a straight line basis over approximately 6 years.

(12)	12 month adjustment to record amortization of the deposit premium on a straight line basis over the estimated lives of the underlying deposits ranging from 7 months to approximately 20 months.

(13)
12 month adjustment to record amortization of the FHLB borrowings premium on a straight line basis over the estimated lives of the underlying advances ranging from 4 months up to approximately 33 months.

(14)	12 month adjustment to record interest expense on funds borrowed to fund the acquisition of Tomah.

(15)	12 month adjustment to record depreciation effect on fair value adjustment on acquired office properties, on a straight line basis over 25 years.

(16)	12 month adjustment to record amortization of core deposit intangible ($1,582) on a straight line basis over approximately 6 years.

(17)	12 month adjustment to record income tax effect of pro forma adjustments using Citizens Community Bancorp, Inc. 2018 effective rate of 35%.

(18)	6 month adjustment to record accretion of loan discount ($814) on a straight line basis over approximately 6 years.

(19)	6 month adjustment to record amortization of the deposit premium on a straight line basis over the estimated lives of the underlying deposits ranging from 7 months to approximately 20 months.

(20)
6 month adjustment to record amortization of the FHLB borrowings premium on a straight line basis over the estimated lives of the underlying advances ranging from 4 months up to approximately 33 months.

(21)	6 month adjustment to record interest expense on funds borrowed to fund the acquisition of Tomah.

(22)	6 month adjustment to record depreciation effect on fair value adjustment on acquired office properties, on a straight-line basis over 25 years.

(23)	6 month adjustment to record amortization of core deposit intangible ($1,582) on a straight line basis over approximately 6 years.

(24)	6 month adjustment to record income tax effect of pro forma adjustments using a rate of 27%.